        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)



                                                                              Fiscal year ended September 30,
                                                               1993        1994         1995         1996          1997
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes,
        minority interest and extraordinary items          ($ 37,746)   ($ 57,459)   ($ 53,705)   $  64,238    $  23,095
                                                           ---------    ---------    ---------    ---------    ---------

Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                          0            0         (187)       2,015        1,418
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                        0            0            0       (1,200)      (5,568)
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0         (187)         815       (4,150)
                                                           ---------    ---------    ---------    ---------    ---------
Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                      (37,746)     (57,459)     (53,518)      63,423       27,245
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------
Fixed Charges:

        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:

        Interest on indebtedness                              77,691       43,794       58,980       58,548       55,484
        Minority interest in fixed charges of
        certain consolidated subsidiaries                          0            0            0         (128)        (120)
        Portion of rents representative of interest
        expense                                                3,847        4,381        6,704        6,422        7,026
                                                           ---------    ---------    ---------    ---------    ---------
                                                              81,538       48,175       65,684       64,842       62,391

        Unconsolidated Subsidiaries:

        Interest on indebtedness                                   0            0            0            0          912
        Portion of rents representative of
        interest expense                                           0            0            0            0        3,340
        Preferred dividend requirement                             0            0            0            0            0
                                                           ---------    ---------    ---------    ---------    ---------
                                                                   0            0            0            0        4,252
                                                           ---------    ---------    ---------    ---------    ---------
Total Fixed Charges                                           81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------    ---------

Ratio Computation:
        Earnings                                             (37,746)     (57,459)     (53,518)      63,423       27,245
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Earnings before fixed charges                         43,792       (9,284)      12,166      128,265       93,888
        Fixed Charges                                         81,538       48,175       65,684       64,842       66,643
                                                           ---------    ---------    ---------    ---------    ---------
        Ratio of earnings (deficiency) to
        fixed charges                                        (37,746)     (57,459)     (53,518)        1.98         1.41


        MAGELLAN HEALTH SERVICES, INC. AND CONSOLIDATED SUBSIDIARIES
                 COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in thousands)


                                                                             Pro Forma Excluding CBHS Transactions
                                                                             --------------------------------------
                                                          Three Months ended  Fiscal Year ended    Three Months ended
                                                           December 31, 1997   September 30, 1997  December 31, 1997
                                                          ------------------  -------------------  -------------------

Income (loss) before income taxes,
        minority interest and extraordinary items              $  17,507           $  54,167           $   9,835


Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                            342               1,387                 342
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                         (634)                  0                   0
                                                          ------------------  -------------------  -------------------
                                                                    (292)              1,387                 342
                                                          ------------------  -------------------  -------------------

Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                           17,799              52,780               9,493
                                                          ------------------  -------------------  -------------------
                                                          ------------------  -------------------  -------------------

Fixed Charges:


        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:

        Interest on indebtedness                                  11,573            108,635               27,285
        Minority interest in fixed charges of
        certain consolidated subsidiaries                            (22)               624                  (22)
        Portion of rents representative of interest
        expense                                                    1,696             16,028                3,385
                                                          ------------------  -------------------  -------------------
                                                                  13,247            125,287               30,648


        Unconsolidated Subsidiaries:


        Interest on indebtedness                                     702              2,612                 702
        Portion of rents representative of
        interest expense                                           2,760             10,784               2,760
        Preferred dividend requirement                               451                  0                 451
                                                          ------------------  -------------------  -------------------
                                                                   3,913             13,396               3,913
                                                          ------------------  -------------------  -------------------
Total Fixed Charges                                               17,160            138,683              34,561
                                                          ------------------  -------------------  -------------------
                                                          ------------------  -------------------  -------------------
Ratio Computation:
        Earnings                                                  17,799             52,780               9,493
        Fixed Charges                                             17,160            138,683              34,561
                                                          ------------------  -------------------  -------------------
        Earnings before fixed charges                             34,959            191,463              44,054
        Fixed Charges                                             17,160            138,683              34,561
                                                          ------------------  -------------------  -------------------
        Ratio of earnings (deficiency) to
        fixed charges                                               2.04               1.38               1.27






                                                         Pro Forma Including CBHS Transactions
                                                         --------------------------------------
                                                         Fiscal Year ended   Three Months ended
                                                         September 30, 1997   December 31, 1997
                                                         -------------------  -----------------

Income (loss) before income taxes,
        minority interest and extraordinary items             $  26,566            $   8,941


Less:
        Minority interest in earnings of
        certain consolidated subsidiaries                             0                    0
        Equity in undistributed earnings of
        certain unconsolidated subsidiaries                           0                    0
                                                         -------------------  -----------------
                                                                      0                    0


Income (loss) before income taxes, minority interest and
        extraordinary items as adjusted                          26,566                8,941
                                                         -------------------  -----------------
                                                         -------------------  -----------------

Fixed Charges:

        Magellan Health Services, Inc. and Consolidated
        Subsidiaries:


        Interest on indebtedness                                 87,494               21,959
        Minority interest in fixed charges of
        certain consolidated subsidiaries                             0                    0
        Portion of rents representative of interest
        expense                                                  15,718                3,338
                                                         -------------------  -----------------
                                                                103,212               25,297
                                                         -------------------  -----------------
                                                         -------------------  -----------------

        Unconsolidated Subsidiaries:

        Interest on indebtedness                                      0                    0
        Portion of rents representative of
        interest expense                                              0                    0
        Preferred dividend requirement                                0                    0
                                                         -------------------  -----------------
                                                                      0                    0
                                                         -------------------  -----------------
Total Fixed Charges                                             103,212               25,297
                                                         -------------------  -----------------
                                                         -------------------  -----------------



Ratio Computation:
        Earnings                                                 26,566                8,941
        Fixed Charges                                           103,212               25,297
                                                         -------------------  -----------------
        Earnings before fixed charges                           129,778               34,238
        Fixed Charges                                           103,212               25,297
                                                         -------------------  -----------------
        Ratio of earnings (deficiency) to
        fixed charges                                              1.26                 1.35

